UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

CSX CORPORATION
(Exact name of registrant as specified in its charter)

Virginia
(State or other jurisdiction of
incorporation or organization)

1-08022	62-1051971
(Commission File No.)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, FL 32202
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(904) 359-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 6, 2014, the Compensation Committee of the CSX Board of Directors approved and adopted a long-term incentive program that seeks to motivate and reward certain employees. It is comprised of two separate components — Performance Units and Restricted Stock Units (“RSUs”).

The Performance Units were awarded under the CSX 2014-2016 Long Term Incentive Plan (the “Plan”), which is attached hereto as Exhibit 10.1. Payouts of the Performance Units will be based on the achievement of goals related to operating ratio and return on assets (“ROA”), with each measure excluding nonrecurring items as disclosed in the Company’s financial statements. The 2014-2016 cycle will measure cumulative operating ratio and average ROA over an 11-quarter period running from the second quarter of 2014 through the fourth of quarter of 2016. Operating ratio and ROA will each comprise 50% of the total payout opportunity for participants and each will be measured independently of the other.

Operating ratio is defined as operating expense divided by operating revenue. Return on assets will be calculated using tax-adjusted operating income divided by net property, which is comprised of gross property less accumulated depreciation.

The Performance Units were awarded on May 6, 2014, and included the following specific target grants for the named executive officers: Michael J. Ward, Chairman of the Board, President and Chief Executive Officer — 186,966; Oscar Munoz, Executive Vice President and Chief Operating Officer of CSX Transportation — 53,419; Clarence W. Gooden, Executive Vice President and Chief Commercial Officer — 53,419; Fredrik J. Eliasson, Executive Vice President and Chief Financial Officer — 53,419; and Ellen M. Fitzsimmons, Executive Vice President – Law and Public Affair, General Counsel and Corporate Secretary — 40,064. Potential payouts range from zero to 200% of the target awards depending on Company performance against predetermined goals. Performance Units will be paid out, if at all, in the form of CSX common stock in early 2017. Payouts for certain executive officers are subject to downward adjustment by up to 30% based upon total shareholder return relative to specified comparator groups.

The RSUs were also granted on May 6, 2014, and included the following specific grants to the named executive officers: Mr. Ward — 62,322; Mr. Munoz — 17,806; Mr. Gooden — 17,806; Mr. Eliasson — 17,806; and Ms. Fitzsimmons — 13,355. The RSUs vest in May, 2017, and will be settled by delivery of a number of shares of CSX common stock equal to the number of RSUs granted, assuming completion of a three-year vesting period.

On May 6, 2014, the Compensation Committee also approved change of control agreements for the executive officers listed above.  The change of control agreements replace recently expired agreements and terminate upon the earlier of three years from the date of execution or the executive’s retirement.  The other terms of the change of control agreements are consistent with the terms of the prior change of control agreements, as described in our 2014 annual proxy statement.  A form of the change of control agreement is attached hereto as Exhibit 10.2.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 1:	CSX’s Annual Meeting of Shareholders was held on Wednesday, May 7, 2014. The following thirteen persons were elected to the Board of Directors:

	For	Against	Abstain	Broker Non-Votes	Total
Donna M. Alvarado	675,381,693	9,316,717	2,902,181	168,003,838	855,604,429
John B. Breaux	677,030,542	7,673,474	2,896,575	168,003,838	855,604,429
Pamela L. Carter	678,401,276	6,346,494	2,852,821	168,003,838	855,604,429
Steven T. Halverson	675,159,947	9,542,025	2,898,619	168,003,838	855,604,429
Edward J. Kelly, III	666,096,756	18,669,508	2,834,327	168,003,838	855,604,429
Gilbert H. Lamphere	678,766,749	6,012,948	2,820,894	168,003,838	855,604,429
John D. McPherson	679,412,723	5,361,161	2,826,707	168,003,838	855,604,429
Timothy T. O’Toole	677,248,329	7,468,441	2,883,821	168,003,838	855,604,429
David M. Ratcliffe	678,376,385	6,435,550	2,788,656	168,003,838	855,604,429
Donald J. Shepard	670,058,327	14,749,048	2,793,216	168,003,838	855,604,429
Michael J. Ward	658,921,215	23,480,261	5,199,115	168,003,838	855,604,429
J.C. Watts, Jr.	676,775,014	7,923,222	2,902,355	168,003,838	855,604,429
J. Steven Whisler	674,620,719	10,113,382	2,866,490	168,003,838	855,604,429

Item 2:
Shareholders ratified the appointment of Ernst & Young LLP as CSX’s independent registered public accounting firm for 2014. Stockholders cast 842,567,004 votes for the appointment, 10,638,623 votes against the appointment and abstained from casting 2,398,802 votes on the appointment of the independent registered public accounting firm.

Item 3:	Shareholders approved, on an advisory (non-binding) basis, the compensation of certain executive officers, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Total
654,399,938	27,525,875	5,674,778	168,003,838	855,604,429

Item 4:	Shareholders voted against the shareholder proposal to allow action by written consent, by the votes set forth in the table below:

For	Against	Abstain	Broker Non-Votes	Total
246,059,207	435,044,314	6,497,070	168,003,838	855,604,429

No other matters were submitted for shareholder action.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed as a part of this Report.

Exhibit No.	Description

10.1 10.2	CSX 2014-2016 Long-Term Incentive Plan. Form of Change of Control Agreement

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Ellen M. Fitzsimmons Executive Vice President, Law and Public Affairs, General Counsel and Corporate Secretary

Date: May 8, 2014